                                                                     Exhibit 3.1

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                  INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

     THIS AMENDED AND RESTATED OPERATING AGREEMENT of INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC is entered into effective as of August 8, 2000, by and among Coaxial Communications of Central Ohio, Inc., an Ohio corporation, Insight Holdings of Ohio, LLC, a Delaware limited liability company, Barry Silverstein, an individual resident of the State of Florida, Dennis McGillicuddy, an individual resident of the State of Florida, and D. Stevens McVoy, an individual resident of the State of Ohio, and Insight Communications Company, L.P., a Delaware limited partnership, as Manager, and amends and restates the Operating Agreement dated as of August 21, 1998.

                                    RECITALS

     Barry Silverstein is the sole member of Coaxial LLC, a Delaware limited liability company, Dennis McGillicuddy is the sole member of Coaxial DJM LLC, a Delaware limited liability company, and D. Stevens McVoy is the sole member of Coaxial DSM LLC, a Delaware limited liability company. The Shareholders collectively own all the issued and outstanding shares of Central.

     Insight and the Shareholders have entered into certain Management Agreements, providing for the management by Insight of the Shareholders. Through its management of the Shareholders, Insight possesses the right to direct the business and affairs of the Shareholders, subject to certain exceptions.

     Central and Insight desire to enter into this Operating Agreement to provide for the formation and organization of the Company, the allocation of profits and losses, cash flow, and other proceeds of the Company among the Members, the respective rights, obligations, and interests of the Members to each other and to the Company, and certain other matters. Central, Insight, and the Principals further desire to set forth in this Operating Agreement certain agreements and understandings among them concerning the ownership and operation of the Company and Central. The parties intend, therefore, that this Operating Agreement will constitute both a "limited liability company agreement" among the Members for purposes of the Act as well as an agreement among all the parties with respect to the matters set forth herein.

     Central's Common Interest in the Company was repurchased by the Company as of the date hereof.

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

     The Members wish to appoint Insight Communications Company, L.P. as Manager of the Company and Insight Communications Company, L.P. is willing to serve as Manager of the Company.

                                    AGREEMENT

     In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows.

                            SECTION 1.   DEFINITIONS

     1.1  Terms Defined in this Section.
          -----------------------------

     The following terms, as used in this Agreement, have the meanings set forth in this Section:

     "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

     "Adjusted Capital Account" means with respect to a Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after:

          (i) crediting to such Capital Account any amounts that such Member is obligated to restore to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) debiting from such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
and 1.704-1(b)(2)(ii)(d)(6).

     The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition and the definition of "Subsidiary," the term "controls" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. The terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "controls."

     "Agreement" means this Operating Agreement, as it may be amended from time to time.

     "Assignee" means a Person that has acquired a beneficial interest in a Membership Interest in accordance with the provisions of Section 9 but has not become a Member in accordance with the provisions of Section 9.3.

     "Borrowers" means, with respect to the Senior Debt, Central and Phoenix Associates, and, with respect to the Subordinated Debt, the Shareholders and Coaxial Financing Corp., a Delaware corporation.

     "Business Day" means any day (other than a day that is a Saturday or Sunday) on which banks are permitted to be open for business in the State of New York.

     "Capital Account" means an account to be maintained for each Member in accordance with the Code, which, subject to any contrary requirements of the Code, shall equal (i) the amount of money contributed by such Member to the Company, if any; (ii) the fair market value without regard to Code Section 7701(g) of property, if any, contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company or the other Member is considered to assume under Code Section 752); (iii) allocations to such Member of Net Profit pursuant to Section 5; and (iv) other additions made in accordance with the Code; and decreased by (i) the amount of cash distributed to such Member by the Company; (ii) allocations to such Member of Net Loss pursuant to Section 5; (iii) the fair market value without regard to Code
Section 7701(g) of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or is considered to take under Code Section 752); and (iv) other deductions made in accordance with the Code. The Members' respective Capital Accounts shall be determined and maintained at all times in accordance with all the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv).

     "Capital Contributions" means, with respect to each Member, the amount of money and the net fair market value of property contributed by such Member to the Company pursuant to this Agreement.

     "Central" means Coaxial Communications of Central Ohio, Inc., an Ohio corporation.

     "Closing" and "Closing Date" have the meanings assigned to them in the Contribution Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

     "Common Interest" means that portion of the Membership Interest of a Member other than the Preferred A Interest and the Preferred B Interest, including that portion of the Membership Interest of a Member having the rights and privileges specified in this Agreement as pertaining to the Common Interest.

     "Company" means the limited liability company formed by the Members pursuant to this Agreement.

     "Contribution Agreement" means the Contribution Agreement, dated as of June 30, 1998, between Central and Insight Communications Company, L.P. (which assigned its rights and delegated its obligations thereunder to Insight), as amended by amendments thereto dated as of July 15, 1998 and as of August 21, 1998, and as it may hereafter be amended from time to time in accordance with its terms.

     "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be determined in the manner described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

     "Discount Notes" means the Senior Discount Notes issued by Coaxial LLC and Coaxial Financing Corp., a Delaware corporation, concurrently with the Closing.

     "Distributable Cash" means, on any Guaranteed Payment Date, Preferred A Distribution Date, or Preferred B Distribution Date, (a) the total amount on such date of the Company's cash, cash equivalents, and other assets, such as marketable securities, that can readily be converted into cash, plus (b) the amount then available to be borrowed by the Company under any existing credit facility the proceeds of which may be used to make distributions to Members, plus (c) the amount of any discretionary capital expenditures made by the Company during the period since the preceding Guaranteed Payment Date, Preferred A Distribution Date, or Preferred B Distribution Date, as applicable, less (d) any portion of such amounts that the Company is then prohibited from distributing to its Members pursuant to Section 18-607(a) of the Act.

     "Fiscal Year" means the Company's fiscal year, as specified in Section
2.11.

     "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the Members;

          (ii) The Gross Asset Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property (including cash) as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses

(A) and (B) above shall be made only if and to the extent that the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

          (iii) The Gross Asset Value of any asset of the Company distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as agreed to by the Members or, in the absence of an agreement by the Members, as determined by the Manager; and

          (iv) The Gross Asset Value of the assets of the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and
Section 5.3; provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent that the Manager determines that an adjustment pursuant to paragraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii), or (iv) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

     "Insight" means Insight Holdings of Ohio, LLC, a Delaware limited liability company, or any other Person that succeeds to its Membership Interest and is admitted as a Member in accordance with the provisions of this Agreement.

     "Lien" has the meaning specified in the Contribution Agreement.

     "Loan Document" means any agreement or other instrument, including any note or indenture, evidencing all or any part of the Senior Debt or the Subordinated Debt or pursuant to which all or any part of the Senior Debt or the Subordinated Debt exists or is outstanding.

     "Management Return" means, for each Management Return Payment Date (or for the date on which a distribution pursuant to Section 10.2(d)(iii)(D) is made), the product of (x) three percent and (y) the gross revenues received by the Company from services or goods sold to subscribers or other customers of the Company (including subscriber fees, pay channel fees, leased channel fees, installation fees, disconnection fees, launch or incentive fees, and advertising revenue, but excluding extraordinary or non-recurring income, any customer deposits (unless forfeited to the Company), interest, dividends, royalties, and other investment income, and proceeds of the sale of any capital assets or any financing), determined in accordance with generally accepted accounting principles consistently applied, during the period beginning on the preceding Management Return Payment Date (or, in the case of the first Management Return Payment Date, the Closing Date) and ending on the day prior to such Management Return Payment Date (or, in the case of a distribution pursuant to Section 10.2(d)(iii)(D), the date on which such distribution is made).

     "Manager" means Insight Communications Company, L.P. and any new Manager appointed in accordance with the provisions of this Agreement.

     "Member" means Central, Insight, and any other Person who may hereafter become a Member pursuant to this Agreement, but does not include any of the Principals (except to the extent that any of the Principals hereafter becomes a Member pursuant to this Agreement).

     "Membership Interest" means the entire ownership interest of a Member in the Company at any particular time, including all of its rights and obligations hereunder and under the Act, which may include one or more of a Common Interest, a Preferred A Interest, or a Preferred B Interest.

     "Net Profit" and "Net Loss" means for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

          (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and which are not otherwise taken into account in computing such Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

          (iii) If the Gross Asset Value of any asset of the Company is adjusted pursuant to paragraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

          (iv) Gain or loss resulting from any disposition of property by the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

          (vi) Notwithstanding anything to the contrary in the definition of the terms "Net Profit" and "Net Loss," any items that are specially allocated pursuant to Section 5.2 of this Agreement shall not be taken into account in computing Net Profit or Net Loss; and

          (vii) For purposes of this Agreement, any deduction for a loss on a sale or exchange of property that is disallowed to the Company under Code
Section 267(a)(1) or Code Section 707(b) shall be treated as a Code Section 705(a)(2)(B) expenditure.

     "Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Partnership Nonrecourse Liabilities. The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulations Section 1.704-2(c), which provides generally that the amount of Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partnership Minimum Gain during that Fiscal Year, reduced (but not below zero) by the aggregate distributions made during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain.

     "Nonrecourse Liability" has the meaning set forth in Treasury Regulations
Section 1.752-1(a)(2).

     "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4), which generally defines "Partner Nonrecourse Debt" as any liability of the Company to the extent such liability is nonrecourse and a Member (or related person) bears the economic risk of loss pursuant to Treasury Regulations Section 1.752-2.

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), which generally defines "Partner Nonrecourse Debt Minimum Gain" as the Partnership Minimum Gain attributable to Partner Nonrecourse Debt. The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     "Partner Nonrecourse Deductions" means losses, deductions, or Code Section 705(a)(2)(B) expenditures attributable to Partner Nonrecourse Debt. The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulations
Section 1.704-2(i)(2), which provides generally that the amount of Partner Nonrecourse Deductions for a Fiscal Year shall equal the net increase, if any, in Partner Nonrecourse Debt Minimum Gain during that Fiscal Year, reduced (but not below zero) by the proceeds of Partner Nonrecourse Debt distributed during the Fiscal Year to the Member bearing the economic risk of loss for such Partner Nonrecourse Debt that are both attributable to such Partner Nonrecourse Debt and allocable to an increase in Partner Nonrecourse Debt Minimum Gain.

     "Partnership Minimum Gain" means the excess of the Partnership Nonrecourse Liabilities over the adjusted tax basis of property securing such Liabilities. The amount of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(d), which provides generally that the amount of Partnership Minimum Gain shall be determined by first computing for each Nonrecourse Liability any gain the Company would realize if it disposed of the property subject to that Nonrecourse Liability for no consideration other than full satisfaction of such Nonrecourse Liability, and then aggregating the separately computed gains.

     "Percentage Interest" means, with respect to a Member, the number of Units assigned to the Common Interest held by such Member divided by the aggregate number of Units assigned to the Common Interests held by all of the Members.

     "Permitted Liens" has the meaning specified in the Contribution Agreement.

     "Person" means an individual, corporation, limited liability company, association, general partnership, limited partnership, limited liability partnership, joint venture, trust, estate, or other entity or organization.

     "Phoenix Associates" means Phoenix Associates, a Florida general partnership.

     "Preferred A Capital Amount" means, at any time, the product of (A) $140,000,000 times (B) the percentage of the Preferred A Interest that as of such time has not been redeemed pursuant to Section 4.3.

     "Preferred B Capital Amount" means, at any time, the product of (A) the sum of (i) $30,000,000 and (ii) the cumulative increases in the Preferred B Capital Amount made pursuant to Section 4.1(a)(iii), times (B) the percentage of the Preferred B Interest that as of such time has not been redeemed pursuant to
Section 4.3.

     "Preferred A Interest" means that portion of the Membership Interest of Central (or any other Person that succeeds to that portion of the Membership Interest of Central) represented by a Capital Account balance of $140,000,000 as of the Closing and having the rights and privileges specified in this Agreement as pertaining to the Preferred A Interest.

     "Preferred B Interest" means that portion of the Membership Interest of Central (or any other Person that succeeds to that portion of the Membership Interest of Central) represented by a Capital Account balance of $30,000,000 as of the Closing and having the rights and privileges specified in this Agreement as pertaining to the Preferred B Interest.

     "Preferred A Preference Amount" means, for each Preferred A Distribution Date (or for the date on which a distribution pursuant to Section 10.2(d)(iii)(B) is made), an amount equal to the excess of (A) the product of
(x) the Preferred A Rate and (y) the Preferred A Capital Amount, computed for the period since the later of the Closing Date or the preceding Preferred A Distribution Date on the basis of a 360-day year of twelve 30-day months, over
(B) with respect to the first Preferred A Distribution Date after the date of this Agreement, a pro rata portion of the Guaranteed Payment Amount, based on the ratio of the number of days between the Closing Date and such date

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to the number of days between the preceding Guaranteed Payment Date (although prior to the Closing Date) and such date, computed on the basis of a 360-day year of twelve 30-day months, and, with respect to any other Preferred A Distribution Date, the Guaranteed Payment Amount.

     "Preferred B Preference Amount" shall mean, for each Preferred B Distribution Date (or for the date on which a distribution pursuant to Section 10.2(d)(iii)(C) is made), the product of (x) the Preferred B Rate and (y) the Preferred B Capital Amount, computed for the period since the later of the Closing Date or the preceding Preferred B Distribution Date on the basis of a 360-day year of twelve 30-day months.

     "Principals" means Barry Silverstein, Dennis McGillicuddy, and D. Stevens McVoy, and their respective permitted successors and assigns, as provided in
Section 14.3.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means all obligations arising under the Senior Notes and every subsequent amendment, modification, restructuring, extension, renewal, or consolidation of any such obligations, and any obligation incurred in refinancing or replacement of or substitution for any such obligations.

     "Senior Notes" means the obligations of Central and Phoenix Associates, originally incurred under that certain Credit Agreement, dated November 15, 1994, among Central, Phoenix Associates, certain other parties, and the lenders named therein, as amended, as such obligations shall have been restructured in connection with the purchase thereof concurrently with the Closing.

     "Shareholders" means Coaxial LLC, a Delaware limited liability company, Coaxial DJM LLC, a Delaware limited liability company, and Coaxial DSM LLC, a Delaware limited liability company.

     "Subordinated Debt" means all obligations arising under the Discount Notes and the LLC Mirror Notes (as defined in the offering memorandum for the Discount Notes) issued by Coaxial DJM LLC and Coaxial DSM LLC concurrently with the Closing, and every subsequent amendment, modification, restructuring, extension, renewal, or consolidation of any such obligations, and any obligation incurred in refinancing or replacement of or substitution for any such obligations.

     "Subsidiary" means any corporation, limited liability company, general partnership, limited partnership, limited liability partnership, or joint venture controlled by the Company.

     "Tax Matters Member" means the Member designated pursuant to Section 6.3 as the "tax matters partner" of the Company in accordance with Code Section 6231(a)(7).

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

     "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Unit" means, for purposes of calculating a Member's Percentage Interest, the value assigned to such Member's Common Interest in accordance with the following provisions:

          (i) in consideration for the Capital Contributions made pursuant to
Section 3.1(a), there has been assigned to the Common Interest issued to Insight a number of Units equal to the product of 100,000 times a fraction, the numerator of which is the sum of $10,000,000 plus the aggregate amount of any Capital Contributions made by Insight pursuant to Section 2.1(d)(4)(A)(1) of the Contribution Agreement and the denominator of which is $13,333,333;

          (ii) in consideration for the Capital Contributions made pursuant to
Section 3.1(a), after giving effect to the issuance to Central of the Preferred A Interest and the Preferred B Interest, there was assigned to the Common Interest issued to Central 25,000 Units;

          (iii) in consideration for any Capital Contribution made by any Person pursuant to Section 2.1(d)(4)(A)(2) of the Contribution Agreement, there shall be assigned to the Common Interest of such Person, effective as of the date of this Agreement, a number of Units equal to the product of 100,000 times a fraction, the numerator of which is the amount of all Capital Contribution made by such Person pursuant to Section 2.1(d)(4)(A)(2) of the Contribution Agreement and the denominator of which is $13,333,333; and

          (iv) there shall be assigned to any other Common Interest issued pursuant to Section 7.5, including any additional Common Interest issued to Insight or Central, the number of Units required to be assigned to such Common Interest under the terms of its issuance.

     "Voting Interests" means, (i) at such time as (a) Central owns the Preferred A Interest and the Preferred B Interest and (b) the Principals own, directly or indirectly, the outstanding interests in Central, the Preferred A Interest and the Preferred B Interest (which shall have, collectively, 30% of the total voting power) and the Common Interests (which shall have, collectively, 70% of the total voting power) and (ii) at any other time, the Common Interests. Voting power shall be allocated to the Common Interest held by a Member in proportion to the number of Units assigned to the Common Interest held by such Member divided by the aggregate number of Units assigned to the Common Interests held by all of the Members.

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     1.2  Terms Defined Elsewhere in this Agreement.
          -----------------------------------------

     For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


Term                                         Section
----                                         -------
AMT Liability                                Section 4.1(e)(iii)
April Distribution                           Section 4.1(a)(iv)
Estimated Tax Distributions                  Section 4.1(a)(iv)
Guaranteed Payment Amount                    Schedule III
Guaranteed Payment Date                      Schedule III
Indemnified Persons                          Section 11.1
Liquidator                                   Section 10.2(b)
Management Return Payment Date               Schedule III
Preferred A Distribution Date                Schedule III
Preferred A Rate                             Schedule III
Preferred B Distribution Date                Schedule III
Preferred B PIK Termination Date             Schedule III
Preferred B Rate                             Schedule III
Regular Tax Liability                        Section 4.1(e)(ii)
Regulatory Allocations                       Section 5.2(f)
Secretary                                    Section 6.3(c)
Secured Party                                Section 9.7
Tax Amount                                   Section 4.1(e)
Transfer                                     Section 9.1(a)


                   SECTION 2.   THE COMPANY AND ITS BUSINESS

2.1  Formation.
     ---------

     The Members agree to form the Company as a limited liability company pursuant to the provisions of the Act. Except as provided in this Agreement, all rights, liabilities, and obligations of the Members, both as between themselves and with respect to Persons not parties to this Agreement, shall be as provided in the Act, and this Agreement shall be construed in accordance with the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control, except that no Member shall be personally liable for obligations of the Company beyond the liability provided in the Act.

     2.2  Filing of Certificate of Formation.
          ----------------------------------

     The Manager has caused a Certificate of Formation conforming with the Act to be filed with the Secretary of State of Delaware. The Manager will cause the Certificate of Formation to be filed or recorded in any other public office where filing or recording is required or advisable. The Members and the Company shall do, and continue to do, all other things that are required or advisable to maintain the Company as a limited liability company existing pursuant to the laws of the State of Delaware.

     2.3  Company Name.
          ------------

     The name of the Company shall be "Insight Communications of Central Ohio, LLC." The business and operations of the Company may be conducted under that name or any other name or names that the Manager may from time to time select. The Company shall file any assumed name certificates and similar filings, and any amendments thereto, that the Manager considers appropriate or advisable.

     2.4  Term of the Company.
          -------------------

     The term of the Company commenced on the date of the filing of the Certificate of Formation of the Company with the Secretary of State of Delaware and shall continue until the Company is terminated pursuant to Section 10 of this Agreement.

     2.5  Purposes of the Company.
          -----------------------

     The purposes of the Company are to do the following, directly or indirectly through interests in one or more Subsidiaries:

     (a) to engage in the business of acquiring, developing, owning, designing, constructing, maintaining, operating, managing, and selling the cable television systems and other assets contributed to the Company by Central pursuant to the Contribution Agreement;

     (b) to acquire, develop, own, design, construct, maintain, operate, manage, and sell additional cable television systems;

     (c) to acquire, develop, own, design, construct, maintain, operate, manage, and sell, or invest in, businesses related to and ancillary to those referred to above (including high-speed data service, Internet access, telephony services, and other telecommunications and telephony-related investments or businesses, and video wireless services and wireless communications services and other wireless-related investments or businesses);

     (d) to conduct other business of the type and character in which cable television operators generally become involved;

     (e) to possess, transfer, mortgage, pledge, or otherwise deal in, and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned by the Company, and to hold securities or assets in the name of a nominee or nominees; and

     (f) to form and own one or more corporations, trusts, or partnerships (but no entity so formed or owned, while it is a Subsidiary, may do what the Company is prohibited by this Agreement from doing).

     2.6  Authority of the Company.
          ------------------------

     The Company shall be empowered and authorized to do all lawful acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes. Without limiting the foregoing, the Company shall be empowered and authorized, for itself or on behalf of any Subsidiary, to the extent necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes, to:

     (a) construct, operate, maintain, improve, expand, buy, own, sell, convey, assign, mortgage, refinance, rent, or lease real and personal property, which shall be held in the name of the Company or a Subsidiary, as applicable;

     (b) enter into, perform, and carry out contracts, leases, and agreements of any kind necessary to, in connection with, or incidental to accomplishing the purposes of the Company;

     (c) operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease real and personal property;

     (d) sell, exchange, or otherwise dispose of all or any part of the property and assets of the Company or of any Subsidiary for property, cash, or on terms, or any combination thereof;

     (e) obtain loans, secured and unsecured, for the Company or any Subsidiary and secure the same by mortgaging, assigning for security purposes, pledging, or otherwise hypothecating all or any part of the property and assets of the Company or of any Subsidiary (and in connection therewith to place record title to any such property or assets in the name or names of a nominee or nominees);

     (f) prepay in whole or in part, refinance, recast, increase, decrease, modify, amend, restate, or extend any such mortgage, security assignment, pledge, or other security instrument, and in connection therewith to execute and deliver, for and on behalf of the Company or any Subsidiary, any extensions, renewals, or modifications thereof, any new mortgage, security assignment, pledge, or other security instrument in lieu thereof;

     (g) draw, make, accept, endorse, sign, and deliver any notes, drafts, or other negotiable instruments or commercial paper;

     (h) establish, maintain, and draw upon checking, savings, and other accounts in the name of the Company or any Subsidiary in such banks or other financial institutions as the Manager may from time to time select;

     (i) employ, fix the compensation of, oversee, and discharge agents and employees of the Company and of any Subsidiary as it shall deem advisable in the operation and management of the business of the Company, including such accountants, attorneys, consultants, engineers, and appraisers, on such terms and for such compensation, as the Manager shall determine;

     (j) enter into management agreements with third parties pursuant to which the management, supervision, or control of the business or assets of the Company may be delegated to third parties for reasonable compensation;

     (k) enter into joint ventures, general or limited partnerships, or other agreements relating to the Company's purposes;

     (l) compromise any claim or liability due to the Company or any Subsidiary;

     (m) execute, acknowledge, verify, and file any notifications, applications, statements, and other filings that the Manager considers necessary or desirable to be filed with any state or federal securities administrator or commission;

     (n) execute, acknowledge, verify, and file any and all certificates, documents, and instruments that the Manager considers necessary or desirable to permit the Company or any Subsidiary to conduct business in any state in which the Manager deems advisable;

     (o) bring and defend actions in law and equity;

     (p) to borrow or raise money, and from time to time to issue, accept, endorse, and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of, the whole or any part of the property of the Company whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Company for its purposes; and

     (q) to maintain an office or offices in such place or places as the Manager shall determine and in connection therewith to rent or acquire office space, engage personnel, and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Company to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative, and custodial services, and other reasonable expenses including taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Company.

     2.7    [RESERVED]

     2.8  Scope of Members' Authority.
          ---------------------------

     Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to act for, or assume any obligation or responsibility on behalf of, the Company.

     2.9  Principal Office and Other Offices; Registered Agent.
          ----------------------------------------------------

     The address of the Company's registered office that is required to be maintained by the Company in the State of Delaware pursuant to Section 18-104 of the Act shall initially be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Company's registered agent at such address is The Corporation Trust Company. The principal office of the Company shall be located at 810 Seventh Avenue, New York, New York 10019, or at such other place as the Manager shall from time to time designate. The Company may maintain any other offices and conduct business at any other places that the Manager deems advisable. The Company may, upon compliance with the applicable provisions of the Act, change its principal office or registered agent from time to time in the discretion of the Manager.

     2.10  Foreign Qualification.
           ---------------------

     The Manager shall cause the Company to be authorized to conduct business legally in the State of Ohio and all other appropriate jurisdictions, including registration or qualification of the Company as a foreign limited liability company in those jurisdictions that provide for registration or qualification and the filing of a certificate of limited liability company in the appropriate public offices of those jurisdictions that do not provide for registration or qualification.

     2.11  Fiscal Year.
           -----------

     The Fiscal Year of the Company shall be the calendar year, except that the first Fiscal Year commenced on the date on which the Company was formed under the Act and the last Fiscal Year shall end on the date on which the winding up of the Company is completed. The Company shall have the same Fiscal Year for income tax purposes and for financial and partnership accounting purposes.

     2.12  Addresses of the Members.
           ------------------------

     The respective addresses of the Members are set forth on Schedule I.

     2.13  Tax Classification.
           ------------------

     Notwithstanding any other provision of this Agreement, no Member nor any Affiliate of any Member, nor any employee of the Company, may take any action (including the filing of a U.S. Treasury Form 8832 Entity Classification Election) that would cause the Company to be characterized as an entity other than a partnership for federal income tax purposes without the affirmative unanimous consent of the Members and the prior written consent of the Principals, except that this sentence shall not preclude or in any way limit any Person from taking any action that would cause any Affiliate of Insight (other than the Company and any Person more than half of the assets of which consist of direct or indirect equity interests in the Company at the time such action is taken) to be characterized as a corporation for federal income tax purposes. A determination of whether any action would cause the Company to be characterized as an entity other than a partnership for federal income tax purposes will be based upon a declaratory judgment or similar relief obtained from a court of competent jurisdiction, a favorable ruling from the Internal Revenue Service, or the receipt of an opinion of counsel reasonably satisfactory to the Members.

                          SECTION 3.   COMPANY CAPITAL

     3.1  Contributions.
          -------------

     (a) Contributions Pursuant to Contribution Agreement.  At the Closing,
         ------------------------------------------------
Central and Insight contributed the assets required to be contributed by the Contribution Agreement.

     (b) Fair Market Value of Contributions.  The fair market value of the
         ----------------------------------
assets contributed to the Company by Central pursuant to Section 3.1(a) was as specified in the Contribution Agreement.

     3.2  Additional Capital Contributions.
          --------------------------------

     The Manager may, in its reasonable discretion, call for additional Capital Contributions from the holders of Common Interests. No Member shall be required to make any such additional Capital Contribution. In the event that a Member chooses not to make any such additional Capital Contributions, the other holders of Common Interests may elect, on five (5) days' notice in writing to the other holders of Common Interests, to make such additional Capital Contributions as have not been made by the non-contributing Member. If more than one holder of Common Interests elects to make the additional Capital Contribution, then all such electing holders shall contribute on a pro rata basis determined by their respective Percentage Interests. If any additional Capital Contributions are made, the Units assigned to the Common Interest of each contributing Member shall be increased by an amount equal to the Gross Asset Value of such additional Capital Contribution times seventy-five ten thousandths (0.0075).

     3.3  Assumption of Liabilities.
          -------------------------

     In accordance with the terms and conditions of the Contribution Agreement, the Company, at the Closing, assumed and undertook to pay, discharge, and perform only those obligations and liabilities of Central and Insight that were specified in Section 4.1 and Section 12.2 of the Contribution Agreement or were otherwise required to be paid by the Company pursuant to Section 6.4(b).

     3.4  Return of Contributions.
          -----------------------

     Except as provided in Section 4.3, no Member shall have the right to demand a return of all or any part of its Capital Contribution during the term of the Company, and any return of the Capital Contribution of any Member shall be only in accordance with the terms of this Agreement.

     3.5  Refinancing and Purchase of Senior Debt and Subordinated Debt.
          -------------------------------------------------------------

     (a)  Refinancing.

          (i) Insight may obtain and submit to Central and the Principals at any time and from time to time a proposal from a financial institution of nationally recognized standing for the refinancing of the Senior Debt or the Subordinated Debt.

          (ii) After obtaining any proposal pursuant to Section 3.5(a)(i), Insight may require that the Borrowers refinance or modify the Senior Debt or the Subordinated Debt in accordance with the terms of such proposal, and the parties agree that the Borrowers will comply with such requirement.

     (b)  [RESERVED]

     (c) Funding Purchase of Debt.  The Company may make loans to Insight or any
         ------------------------
Affiliate of Insight for the purpose of funding the acquisition by such Person of any of the outstanding Senior Debt or Subordinated Debt. The proceeds used to make such loans may include the proceeds of the issuance of Membership Interests. The terms of any such loan shall:

          (i) provide that all obligations and liabilities of such Person with respect to such loan shall be secured by all of such Person's interest in the Senior Debt or Subordinated Debt so purchased, and any replacements or proceeds thereof (but such loan shall otherwise be non-recourse to such Person);

          (ii) require the payment to the Company, either as principal, interest, or additional interest, of all amounts received by such Person with respect to the Senior Debt or Subordinated Debt so purchased; and

          (iii) require that the Person to which the loan is made, if other than Insight, remain an Affiliate of Insight.

     (d)  RESERVED

     (e)  RESERVED

     (f)  Other General Provisions.

          (i) The manner of soliciting and obtaining any refinancing proposal pursuant to this Section 3.5 shall be determined by Insight. The Principals will cooperate, as reasonably requested by Insight, in connection with Insight's efforts to solicit and obtain any refinancing proposal pursuant to this Section 3.5.

          (ii) In connection with any refinancing pursuant to this Section 3.5, the Company shall pay all costs and expenses incurred by any of the Borrowers, any of the Principals, or any of their respective Affiliates in connection with the consummation of such refinancing, including the authorization, preparation, execution, and performance of any agreements or other instruments relating thereto, to the extent such costs and expenses are similar in kind to the costs and expenses that the Company would have incurred in issuing indebtedness similar to the Senior Debt or the Subordinated Debt.

          (iii) In connection with any refinancing or purchase of any of the Senior Debt or the Subordinated Debt pursuant to this Section 3.5, Insight and the Principals shall agree to appropriate modifications to the terms of the Preferred A Interest and the Preferred B Interest, to the extent necessary to preserve the reasonable expectations of Insight and the Principals under this Agreement. Any agreement between Insight and the Principals pursuant to this
Section 3.5(f)(iii) as to any modification to the terms of the Preferred A Interest and the Preferred B Interest shall be binding on the Members.

                        SECTION 4.   CASH DISTRIBUTIONS

     4.1  Distributions Prior to Liquidation.
          ----------------------------------

     (a) Distributions Generally.  Except as provided in Section 10.2(d), the
         -----------------------
Company shall make cash distributions as follows:

          (i) First, on each Guaranteed Payment Date, commencing on the first Guaranteed Payment Date after the Closing, so long as the Preferred A Interest is outstanding, the Company shall distribute to the holder of the Preferred A Interest (A) on the first such date, a pro rata portion of the Guaranteed Payment Amount, based on the ratio of the number of days between the Closing Date and such date to the number of days between the preceding Guaranteed Payment Date (although prior to the Closing Date) and such date, computed on the basis of a 360-day year of twelve 30-day months, and (B) on each other such date, the Guaranteed Payment Amount.

          (ii) Second, on each Preferred A Distribution Date, commencing on the first Preferred A Distribution Date after the Closing, so long as the Preferred A Interest is outstanding, the Company shall distribute to the holder of the Preferred A Interest the Preferred A Preference Amount.

          (iii) Third, on each Preferred B Distribution Date, commencing on the first Preferred B Distribution Date after the Closing, so long as the Preferred B Interest is outstanding, the Company shall distribute to the holder of the Preferred B Interest the Preferred B Preference Amount; provided, however, that on any such Preferred B Distribution Date falling prior to the Preferred B PIK Termination Date, the Company shall, in lieu of making such distribution, accrue such amount, and any such accrued and unpaid amount shall be added to the Preferred B Capital Amount.

          (iv) Fourth, no less than three days prior to April 15 of each year, the Company shall distribute to each Member holding a Common Interest, the excess of such Member's Tax Amount over the amounts previously distributed to such Member under this Section 4.1(a)(iv), including Estimated Tax Distributions (the "April Distribution"). If the Company's taxable income for any year is increased above the amount used to compute the April Distribution as a result of an adjustment deemed necessary by the Company or as the result of a tax audit, the Company shall distribute to the Members holding the Common Interests such amount as the Manager shall determine is appropriate, in its good faith discretion, taking into account the respective additional federal, state, and local tax liability of the Members as a result of such increase and any related penalties and interest. The Company shall also make distributions ("Estimated Tax Distributions") for the payment of taxes at such times as any Member would be required to pay federal estimated taxes in an amount not in excess of the Company's good faith estimate of the Tax Amount for the period to which such estimated taxes relate. Notwithstanding anything to the contrary herein, distributions under this Section 4.1(a)(iv) shall be made in proportion to the Members' Percentage Interests.

          (v) Thereafter, at such times and in such amounts as the Manager may determine, to the Members holding Common Interests in proportion to their Percentage Interests.

     (b)  Late Distributions.

          (i) If the Company fails to make any distribution required to be made pursuant to Section 4.1(a)(i) on or before the applicable Guaranteed Payment Date, then the Guaranteed Payment Amount payable with respect to that Guaranteed Payment Date shall be increased at a rate per year equal to the Preferred A Rate for the number of days from the applicable Guaranteed Payment Date to the date on which the required distribution is actually made.

          (ii) If the Company fails to make any distribution required to be made pursuant to Section 4.1(a)(ii) on or before the applicable Preferred A Distribution Date, then the amount to be distributed with respect to that Preferred A Distribution Date shall be increased at a rate per year equal to the Preferred A Rate for the number of days from the applicable Preferred A Distribution Date to the date on which the required distribution is actually made.

          (iii) If the Company fails to make any distribution required to be made pursuant to Section 4.1(a)(iii) on or before the applicable Preferred B Distribution Date, then the amount to be distributed with respect to that Preferred B Distribution Date shall be increased at a rate per year equal to the Preferred B Rate for the number of days from the applicable Preferred B Distribution Date to the date on which the required distribution is actually made; provided, however, that this Section 4.1(b)(iii) shall apply only to distributions required to be made on Preferred B Distribution Dates occurring on or after the Preferred B PIK Termination Date.

     (c) Borrowings for Guaranteed Payments.  To the extent the Company does not
         ----------------------------------
have sufficient cash to make the distribution required to be made pursuant to
Section 4.1(a)(i) then the Manager may, but shall not be obligated to, cause the Company to borrow funds in order to make such distributions in a full and timely manner.

     (d) Treatment of Guaranteed Payments.  The distributions provided for in
         --------------------------------
Section 4.1(a)(i) are required to be made without regard to the income of the Company and shall be treated as guaranteed payments as described in Code Section 707(c). No Member shall take a position inconsistent with such treatment.

     (e) Determination of Tax Amount.  For purposes of Section 4.1(a)(iv), the
         ---------------------------
"Tax Amount" of a Member holding a Common Interest means, the sum of such Member's tax liabilities for all previous Fiscal Years, determined in accordance with, and subject to, the following:

          (i) The tax liability of a Member holding a Common Interest for any Fiscal Year shall be the greater of such Member's Regular Tax Liability or its AMT Liability for such Fiscal Year.

          (ii) The "Regular Tax Liability" of a Member holding a Common Interest for any Fiscal Year shall be determined separately for ordinary income and each character of capital gain income to which separate federal income tax rates may apply, and for each such type of income shall be computed as the product of (A) the excess of (1) the aggregate amount of taxable income (if any) allocated to such Member with respect to its Common Interest in such Fiscal Year over (2) the aggregate amount of taxable losses (if any) allocated to such Member with respect to its Common Interest for all prior Fiscal Years since the beginning of the Company and not previously taken into account for purposes of computing such Member's Tax Amount, and (B) the highest marginal combined federal, state, and local tax rate (taking into count the provisions of Code Section 68) imposed on an individual resident in New York City for income of such type.

          (iii) The "AMT Liability" of a Member holding a Common Interest for any Fiscal Year shall be computed as the product of (A) the aggregate amount of alternative minimum taxable income (if any) allocated to such Member with respect to its Common Interest in such Fiscal Year (less any alternative minimum tax losses allocated to such Member with respect to its Common Interest for all prior Fiscal Years since the beginning of the Company and not previously taken into account for purposes of computing such Member's Tax Amount) and (B) the highest marginal combined federal, state, and local tax rate imposed on the alternative minimum taxable income of an individual resident in New York City (taking into account the lack of deductibility for state and local taxes under the federal alternative minimum tax).

          (iv) For purposes of determining a Member's Regular Tax Liability or AMT Liability, any Member who receives a Common Interest in a transfer with respect to which an election under Code Section 754 has not been made (or is not in effect) shall be deemed to have been allocated any taxable losses or income allocated to the transferor of such Common Interest. For purposes of determining a Member's April Distribution, any Member who receives a Common Interest in a transfer with respect to which an election under Code Section 754 has not been made (or is not in effect) shall be deemed to have received any distributions made pursuant to Section 4.1(a)(iv) to the transferor of such Common Interest.

          (v) Notwithstanding anything to the contrary herein, for purposes of calculating a Member's Tax Amount under this Section 4.1(e), the taxable income or taxable loss (including alternative minimum taxable income and alternative minimum taxable loss) allocated to a Member shall exclude (and no April Distributions or Estimated Tax Distributions shall be made with respect to) (A) gain allocated to any Member with respect to the sale, exchange, or other actual or deemed disposition of any assets contributed to the Company by any Member,
(B) gross income allocated to the holder of the Preferred A Interest with respect to distributions made under Section 4.1(a)(i), (C) gross income allocated to the holder of the Preferred A Interest under Section 5.2(h) and (D) gross income allocated to the holder of the Preferred B Interest under Section 5.2(i).

     (f) Delaying Distributions.  If (i) any default (other than a notification
         ----------------------
or delivery default) shall have occurred and be continuing under any of the Loan Documents, or if Insight in good faith determines that such a default under any of the Loan Documents is reasonably likely to occur, and (ii) Insight determines in good faith that, as a result of such existing or anticipated default, it would be in the best interests of the Company for the Company not to make any distribution required pursuant to Section 4.1(a)(i), Section 4.1(a)(ii), or
Section 4.1(a)(iii), and (iii) Insight notifies the Principals in writing that it has made such determination, then Insight may cause the Company not to make such distribution until such time as Insight shall have determined that it is no longer in the best interests of the Company for the Company not to make such distribution. To the extent, but only for so long as, Insight is authorized by this Section 4.1(f) to cause the Company not to make such distribution, then neither Insight nor the Company shall have any liability to the holder of the Preferred A Interest or the holder of the Preferred B Interest as a result of the Company's failure to make any distribution required pursuant to Section 4.1(a)(i), Section 4.1(a)(ii), or Section 4.1(a)(iii). The provisions of Section 4.1(b) shall apply to the Company's failure to make any distribution required pursuant to Section 4.1(a)(i), Section 4.1(a)(ii), or Section 4.1(a)(iii) notwithstanding Insight's rights under this Section 4.1(f) to cause the Company not to make any such distribution.

     4.2  Withholding.
          -----------

     All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Company or the Members shall be treated as amounts distributed to Members pursuant to Section 4 for all purposes of this Agreement.

     4.3  Redemption.
          ----------

     (a) Redemption of Preferred B Interest.
         ----------------------------------

          (i) Subject to Section 4.3(a)(iii), the Company shall redeem the Preferred B Interest in full if (A) the Discount Notes shall be payable in full (either upon reaching their stated maturity or upon their acceleration), (B) the holders of the Discount Notes shall have commenced the enforcement of any remedies available to them under any agreement under which shares of Central and the LLC Mirror Notes (as defined in the offering memorandum for the Discount Notes) are pledged as security for the Discount Notes, (C) at least ten days shall have elapsed since the maturity or acceleration of the Discount Notes, and
(D) the holders of the Discount Notes, acting on their own behalf or through the trustee of the Discount Notes, shall have requested redemption of the Preferred B Interest in accordance with the provisions of any agreement under which shares of Central and the LLC Mirror Notes (as defined in the offering memorandum for the Discount Notes) are pledged as security for the Discount Notes.

          (ii) The Company may redeem the Preferred B Interest, in whole or in part, at any time at its option.

          (iii) The Company shall not redeem the Preferred B Interest if the Company is required to redeem the Preferred A Interest pursuant to Section 4.3(b)(i) and has not yet done so.

          (iv) If the Company redeems all or part of the Preferred B Interest pursuant to this Section 4.3(a), the redemption price shall equal the sum of (A) the amount that would be distributed to the holder of the Preferred B Interest with respect to the redeemed portion of the Preferred B Interest pursuant to
Section 10.2(d)(iii)(C) upon dissolution and liquidation of the Company, assuming that the distribution pursuant to Section 10.2(d)(iii)(C) was made on the date of such redemption and that the proceeds of the liquidation of the Company were sufficient to permit the Company to make the full distribution provided for in Section 10.2(d)(iii)(C), plus (B) the amount of any premium required to be paid by the Borrowers to the holders of the Subordinated Debt in connection with the Borrowers' use of the proceeds of the redemption of the Preferred B Interest to repay or purchase the Subordinated Debt.

     (b) Redemption of Preferred A Interest.
         ----------------------------------

          (i) The Company shall redeem the Preferred A Interest in full if (A) the Senior Notes shall be payable in full (either upon reaching their stated maturity or upon their acceleration), (B) the holders of the Senior Notes shall have commenced the enforcement of any remedies available to them under any agreement under which the Preferred A Interest is pledged as security for the Senior Notes, (C) at least ten days shall have elapsed since the maturity or acceleration of the Senior Notes, and (D) the holders of the Senior Notes, acting on their own behalf or through the trustee of the Senior Notes, shall have requested redemption of the Preferred A Interest in accordance with the provisions of any agreement under which the Preferred A Interest is pledged as security for the Senior Notes.

          (ii) The Company may redeem the Preferred A Interest, in whole or in part, at any time at its option.

          (iii) If the Company redeems all or part of the Preferred A Interest pursuant to this Section 4.3(b), the redemption price shall equal the sum of (A) the amount that would be distributed to the holder of the Preferred A Interest with respect to the redeemed portion of the Preferred A Interest pursuant to
Section 10.2(d)(iii)(A) and Section 10.2(d)(iii)(B) upon dissolution and liquidation of the Company, assuming that the distributions pursuant to Section 10.2(d)(iii)(A) and Section 10.2(d)(iii)(B) were made on the date of such redemption and that the proceeds of the liquidation of the Company were sufficient to permit the Company to make the full distributions provided for in
Section 10.2(d)(iii)(A) and Section 10.2(d)(iii)(B), plus (B) the amount of any premium required to be paid by the Borrowers to the holders of the Senior Debt in connection with the Borrowers' use of the proceeds of the redemption of the Preferred A Interest to repay or purchase the Senior Debt.

     (c) Redemption of Common Interest.  The Company may redeem the Common
         -----------------------------
Interest held by one or more Members, in whole or in part, at any time, with the consent of all of the Members and the Principals. If the Company redeems all or part of the Common Interest pursuant to this Section 4.3(c), the redemption price may be such amount, payable in cash or property, as the Members may approve.

                 SECTION 5.   ALLOCATIONS OF PROFITS AND LOSSES

     5.1  Allocations of Net Profit and Net Loss.
          --------------------------------------

     (a) Allocations of Net Profit.  For purposes of maintaining Capital
         -------------------------
Accounts, except as otherwise provided in this Agreement, Net Profit for each taxable year (or portion thereof) shall be allocated to the Members as follows:

          (i) First, to the Members to reverse any allocations of Net Losses to the Members pursuant to Section 5.1(b)(iii) and Section 5.1(b)(ii) (in reverse order to the order in which such Net Losses were allocated to the Members) to the extent not previously reversed under this Section 5.1(a)(i); and

          (ii) Thereafter, to the Members holding Common Interests in proportion to their Percentage Interests.

     (b) Allocations of Net Loss.  Net Loss for each taxable year (or portion
         -----------------------
thereof) shall be allocated to the Members as follows:

          (i) First, to the Members in proportion to their Percentage Interests; provided, however, that no allocation pursuant to this Section 5.1(b)(i) shall reduce a Member's Adjusted Capital Account balance below zero;

          (ii) Second, to the Members in proportion to their positive Adjusted Capital Account balances until each Member's Adjusted Capital Account balance is at zero; and

          (iii) Thereafter, to all Members in proportion to their Percentage Interests.

     5.2  Special Provisions Regarding Allocations of Income and Loss.
          -----------------------------------------------------------

     The following special allocations for purposes of maintaining Capital Accounts shall be made in the following order:

     (a) Minimum Gain Chargeback.  Except as otherwise provided in Treasury
         -----------------------
Regulations Section 1.704-2(f), notwithstanding any other provision of this
Section 5, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and if necessary for succeeding Fiscal Years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations made pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items of Company income and gain to be allocated pursuant to this
Section 5.2(a) shall be determined in accordance with Treasury Regulations
Section 1.704-2(f)(6) and Treasury Regulations Section 1.704-2(j)(2). The amount of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(d). This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

     (b) Partner Minimum Gain Chargeback.  Except as otherwise provided in
         -------------------------------
Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Section 5 except Section 5.2(a), if during any Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain, each Member that has a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of such Fiscal Year shall be allocated items of Company income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(i)(4)). Allocations pursuant to the preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items of Company income and gain to be allocated pursuant to this Section 5.2(b) shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and Treasury Regulations Section 1.704-2(j)(2). The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(3). This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations
Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (c) Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or
         ----------------------
other period shall be specially allocated among the Members in proportion to their Percentage Interests.

     (d) Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for
         ------------------------------
any Fiscal Year or other period shall be specially allocated to the Member that bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

     (e) Qualified Income Offset.  If any Member unexpectedly receives any
         -----------------------
adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 5.2(e) shall be made if and only to the extent that such Member would have an Adjusted Capital Account after all other allocations provided for in this Section 5 have been tentatively made as if this Section 5.2(e) were not in this Agreement.

     (f) Curative Allocations.  The allocations set forth in the foregoing
         --------------------
provisions of this Section 5.2 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section
5.2. Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner that the Manager determines is appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not in this Agreement. In exercising its discretion under this Section 5.2(f), the Manager shall take into account future Regulatory Allocations under Section 5.2(a) and Section 5.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.2(c) and Section 5.2(d).

     (g) Recharacterization of Payments.  If any payments or expenses deducted
         ------------------------------
for federal income tax purposes by a Member are recharacterized by a final determination of the Internal Revenue Service as nondeductible contributions to the Company, any corresponding items of loss or deduction available to the Company shall be allocated to such Member so that, to the extent possible, such Member has the same tax consequences as it would have had if such payments or expenses had been deductible by such Member.

     (h) Allocations with Respect to Preferred A Interest.  There shall be
         ------------------------------------------------
allocated to the holder of the Preferred A Interest an amount of gross income of the Company for any taxable year equal to the cumulative distributions made with respect to the Preferred A Interest pursuant to Section 4.1(a)(ii) (including any late payments on such distributions pursuant to Section 4.1(b)(ii)) in such taxable year.

     (i) Allocations with Respect to Preferred B Interest.  There shall be
         ------------------------------------------------
allocated to the holder of the Preferred B Interest an amount of gross income of the Company for any taxable year equal to the sum of (A) cumulative distributions made with respect to the Preferred B Interest pursuant to Section 4.1(a)(iii) (including any late payments on such distributions pursuant to Section 4.1(b)(iii)) in such taxable year and (B) the cumulative amount of increases in the Preferred B Capital Amount pursuant to Section 4.1(a)(iii) occurring during such taxable year.

     (j)   Allocations Upon Liquidation.  Notwithstanding anything to the
           ----------------------------
contrary herein, upon a liquidation of the Company, allocations of Net Profit and Net Loss, and if necessary, of gross income and deductions, shall be made so that, after such allocations have been made, the Capital Accounts of the Members will equal as closely as possible the amounts to be distributed to the Members pursuant to Section 10.2(d)(iii), with distributions under Section 10.2(d)(iii)(E) made in proportion to each Member's Percentage Interests.

     5.3  Section 754 Adjustments.
          -----------------------

     To the extent any adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

     5.4  Allocations for Tax Purposes.
          ----------------------------

     (a) Except as otherwise provided herein, for federal income tax purposes,
(i) each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative items of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1, Section 5.2, and Section 5.3, and (ii) each tax credit shall be allocated to the Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to
Section 5.1, Section 5.2, and Section 5.3.

     (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. The Company shall use the "traditional method" of making Code Section 704(c) allocations (as described in Treasury Regulations Section 1.704-3(b)).

     (c) If the Gross Asset Value of any asset of the Company is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

     (d) Any elections or other decisions relating to allocations described in
Section 5.4(b) and Section 5.4(c) shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to Section 5.4(b) and Section 5.4(c) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

     5.5  Allocations Following a Transfer of Membership Interest.
          -------------------------------------------------------

     If a Membership Interest is transferred in accordance with Section 9 of this Agreement, Net Profit and Net Loss shall be allocated between the periods before and after the transfer by the interim closing of the Company books method set forth in Treasury Regulation Section 1.706-1(c)(2)(ii). As of the date of such transfer, the transferee shall succeed to the Capital Account of the transferor with respect to the transferred Membership Interest. This paragraph shall apply for purposes of computing a Member's Capital Account and for federal income tax purposes.

                     SECTION 6.   AUTHORITY OF THE MANAGER;
                         OTHER MATTERS AFFECTING MANAGER

     6.1  Authority of Manager.
          --------------------

     Except as otherwise expressly provided in this Agreement, the business and operations of the Company shall be managed by the Manager. The Manager agrees that, except as otherwise expressly provided herein, the Manager acting alone shall not give any consent to any matter or take any other action as the Manager, including acting on behalf of or binding the Company with respect to any matter in respect of which approval by the Members is required by the provisions of this Agreement or the Act, unless such consent, matter, or other action shall first have been adopted or approved by the Members, or authority to consent to such matter or to take such other action shall have been expressly delegated to the Manager by the Members, in each case in accordance with the provisions of this Agreement or the Act as applicable.

     6.2  Resignation as Manager.
          ----------------------

     (a) If the Manager resigns, a majority of the outstanding Voting Interests shall select a new Manager.

     (b) Any change in the identity of the Manager shall be subject to and conditioned upon receipt of all necessary governmental approvals and other material third-party consents.

     6.3  Tax Matters Member.
          ------------------

     (a) Insight is hereby designated as the Tax Matters Member of the Company, as provided in Treasury Regulations pursuant to Code Section 6231 and analogous provisions of state law. Each Member, by the execution of this Agreement, consents to such designation of the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

     (b) Insight, as the Tax Matters Member, is authorized to represent the Company before taxing authorities and courts in tax matters affecting the Company and the Members in their capacity as Members and is entitled to take any actions on behalf of the Company in any such tax proceedings that the Tax Matters Member, in its reasonable business judgment, deems to be in the best interests of the Company and the Members, except that, without the written consent of Central and the Principals, the Tax Matters Member shall not extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, and local tax returns, agree to any deficiency or other adjustment of any kind that adversely affects Central or any of the Principals, make any material tax elections, or execute any agreements or other documents relating to or affecting any tax matters that are binding on the Company or Central or any of the Principals; provided, however, that intangible assets contributed to the Company by Central that have an initial Gross Asset Value in excess of their initial adjusted basis for federal income tax purposes shall be amortized over a 25-year period.

     (c) To the extent and in the manner provided by applicable law and Treasury Regulations, the Tax Matters Member shall furnish the name, address, profits interest, and taxpayer identification number of each Member and any Assignee to the Secretary of the Treasury or his delegate (the "Secretary").

     (d) The Tax Matters Member shall notify each Member and each Principal of any audit that is brought to the attention of the Tax Matters Member by notice from the Internal Revenue Service, and shall forward to each Member and each Principal copies of any written notices, correspondence, reports, or other documents received by the Tax Matters Member in connection with such audit within ten Business Days following its notification by the Internal Revenue Service or its receipt, as the case may be. The Tax Matters Member shall provide each Member and each Principal with reasonable advance notice of, and shall afford each Member and each Principal the right to participate in, any administrative proceedings or other material discussions with the Internal Revenue Service, including any closing conference with the examiner and any appeals conference, relating to the Company.

     (e) The Tax Matters Member shall, at the Company's expense, cause all federal, state, local, and other tax returns and reports (including amended returns) required to be filed by the Company or any Subsidiary to be prepared and timely filed with the appropriate authorities. The Tax Matters Member shall cause all income or franchise tax returns or reports required to be filed by the Company or any Subsidiary to be sent to each Member and each Principal for review at least five Business Days prior to filing, and the Tax Matters Member shall afford each Member and each Principal a reasonable opportunity to comment on any such return prior to filing.

     (f) Any Member that receives a notice of an administrative proceeding under Code Section 6223 relating to the Company shall promptly notify the Tax Matters Member of the treatment of any Company item on such Member's federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return.

     (g) Any Member that enters into a settlement agreement with the Secretary with respect to any Company item shall notify the Tax Matters Member of such agreement and its terms within thirty days after its date, and the Tax Matters Member shall notify each other Member and each Principal of the settlement agreement within thirty days of such notification.

     6.4  Reimbursement of Expenses.
          -------------------------

     (a) The Company shall reimburse the Manager for all direct, out-of-pocket expenses incurred by or on behalf of the Manager that directly relate to its management of the business and operations of the Company, including any such expenses incurred in connection with the management of the Shareholders pursuant to the management agreements between the Shareholders and Insight; provided, however, that the Manager shall not be entitled to reimbursement from the Company for corporate overhead (including employee bonuses and health, welfare, retirement, and other employee benefits and overhead expenses of its corporate office management, development, internal accounting, and finance management personnel).

     (b) The Company shall reimburse the Borrowers for all direct, out-of-pocket expenses incurred by or on behalf of the Borrowers in complying with the terms of the Loan Documents (excluding any payment of principal or interest under the Senior Debt or the Subordinated Debt). The Company shall pay, or shall reimburse the Borrowers for, any amounts required to be paid by any Borrower as a result of any indemnification or reimbursement obligation arising under any of the Loan Documents or otherwise arising in connection with the offer or sale of any of the Senior Debt or the Subordinated Debt. Notwithstanding the foregoing, no Borrower shall be entitled to reimbursement from the Company for costs and expenses incurred in connection with maintaining the legal existence of any Borrower, preparing and filing tax returns and reports on behalf of the Borrower, or any other similar recurring expenses.

     6.5  Compensation.
          ------------

     On each Management Return Payment Date, commencing on the first Management Return Payment Date after the date hereof, the Company shall pay to the Manager the Management Return; provided, however, that such payments shall only be made if all required distributions have been made pursuant to Sections 4.1(a)(i), 4.1(a)(ii), 4.1(a)(iii) and 4.1(a)(iv). If the Company fails to make any payment required to be made pursuant to this Section 6.5 on or before the applicable Management Return Payment Date, then the amount to be distributed with respect to that

Management Return Payment Date shall bear interest at the Preferred A Rate from that Management Return Payment Date to the date that the required payment is actually made.

                         SECTION 7.   STATUS OF MEMBERS

     7.1  No Management and Control.
          -------------------------

     Except as expressly provided in this Agreement, no Member (other than the Manager) shall take part in or interfere in any manner with the control, conduct, or operation of the Company or have any right or authority to act for or bind the Company or to vote on matters relating to the Company.

     7.2  Limited Liability.
          -----------------

     No Member shall be bound by or personally liable for the expenses, liabilities, or obligations of the Company. In no event shall any Member be required to make up a deficiency in its Capital Account upon the dissolution and termination of the Company.

     7.3  Return of Distributions of Capital.
          ----------------------------------

     A Member may, under certain circumstances, be required by law to return to the Company, for the benefit of the Company's creditors, amounts previously distributed. No Member shall be obligated by this Agreement to pay those distributions to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member must return or pay over any part of those distributions, the obligation shall be that of such Member alone and not of the other Member. Any payment returned to the Company by a Member or made directly by a Member to a creditor of the Company shall be deemed a Capital Contribution by such Member.

     7.4  Specific Limitations.
          --------------------

     No Member shall have the right or power to (a) resign as a Member (except in the case of a Transfer of all of a Member's Membership Interest that is permitted by this Agreement, where the Assignee of such Member's Membership Interest has been admitted as a substitute Member in accordance with Section 9.3), (b) reduce its Capital Contribution except as a result of the dissolution of the Company or as otherwise provided by law, or (c) demand or receive property other than cash in return for its Capital Contribution. Except as otherwise set forth in this Agreement or in any agreement permitted to be entered into under this Agreement with respect to the purchase, redemption, retirement, or other acquisition of Membership Interests, no Member shall have priority over the other Member either as to the return of its Capital Contribution or as to Net Profit, Net Loss, or distributions. Other than upon the termination and dissolution of the Company as provided by this Agreement, and except as provided in Section 4.3, there has been no time agreed upon when the Capital Contribution of any Member will be returned.

     7.5  Issuance of Membership Interests.
          --------------------------------

     Subject to the consent of a majority of the Voting Interests, the Manager may issue additional Membership Interests to any Person and may admit to the Company as additional Members the Persons acquiring such Membership Interests, if such Persons were not previously admitted as Members. The Persons acquiring such Membership Interests shall have the rights and be subject to the obligations attributable to such Membership Interests in the form issued to them. A Person admitted as a new Member shall only be entitled to distributions and allocations of Net Profit and Net Loss attributable to the period beginning on the effective date of its admission to the Company, and the Company shall attribute Net Profit and Net Loss to the period before the effective date of the admission of a new Member and to the period beginning on the effective date of the admission of a new Member by the closing of the books method.

                     SECTION 8.   MANAGEMENT OF THE COMPANY

     8.1 to 8.5   [RESERVED]

     8.6  Permitted Transactions.
          ----------------------

     (a) Other Businesses.  Nothing in this Agreement shall limit the ability of
         ----------------
any Member, any partner, Affiliate, or agent of any Member, to engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created and whether or not competitive with or advanced by the business of the Company. Neither the Company nor the other Members shall have any rights in or to the income or profits derived therefrom, nor shall any Member have any obligation to the other Member with respect to any such enterprise or related transaction. The foregoing provisions shall not impair or otherwise affect any limitation to which any Member is or may be subject with respect to his business activities under any other agreement between the Company and such Member.

     (b) Dealings with the Company.  The Company may, in the discretion of the
         -------------------------
Manager, contract with any Person (including any Member or any Person that is an Affiliate of any Member or in which any Member may be interested) for the performance of any services that may reasonably be required to carry on the business of the Company, and any such Person dealing with the Company, whether as an independent contractor, agent, employee, or otherwise, may receive from others or from the Company profits, compensation, commissions, or other income incident to such dealings.

     8.7  Other Management Matters.
          ------------------------

     (a) Central and the Shareholders as Affiliates of Insight.  The parties
         -----------------------------------------------------
agree that each Shareholder shall be an Affiliate of Insight for purposes of this Agreement so long as the management agreement between Insight and such Shareholder remains in effect and that Central shall be an Affiliate of Insight for purposes of this Agreement so long the management agreements between Insight and Shareholders holding a majority of the outstanding shares of Central remain in effect. Notwithstanding the foregoing or any other provision of this Agreement, Insight shall not be in violation of any provision of this Agreement restricting any action by its Affiliates with respect to any action taken by Central or any Shareholder to the extent that such action was caused to be taken by one or more of the Principals exercising authority reserved to the Principals under the management agreements between Insight and the Shareholders, and Insight shall not be in violation of any provision of this Agreement requiring any action by its Affiliates with respect to any action not taken by Central or any Shareholder to the extent that such action was prevented from being taken by one or more of the Principals exercising authority reserved to the Principals under the management agreements between Insight and the Shareholders.

                   SECTION 9.   ASSIGNMENT, TRANSFER, OR SALE
                           OF INTERESTS IN THE COMPANY

  9.1  Limitations on Transfers.
       ------------------------

     (a) Except as provided in Section 9.1(b), no Member may sell, assign, transfer, or otherwise dispose of, or pledge, hypothecate, or otherwise encumber all or any part of its Membership Interest (any such action, a "Transfer"), whether voluntarily, involuntarily, or by operation of law, unless approved by a majority of the Voting Interests. Notwithstanding the approval of the other Members to any Transfer by a Member, the rights of any Assignee shall be subject at all times to the limitations set forth in Section 9.2.

     (b) The restrictions of Section 9.1(a) shall not apply and no consent of the other Members shall be required for:

          (i) a redemption of the Preferred A Interest or the Preferred B Interest pursuant to Section 4.3; and

          (ii) a Transfer pursuant to Section 9.7.

     9.2  Assignee.
          --------

     If the provisions of this Section 9 have been complied with, an Assignee shall be entitled to receive distributions of cash or other property, and allocations of Net Profit and Net Loss and of items of income, deduction, gain, loss, or credit, from the Company attributable to the assigned Membership Interests from and after the effective date of the assignment, and shall have the right to receive a copy of the financial statements required herein to be provided the Members, but an Assignee shall have no other rights of a Member herein, such as rights to any other information, an accounting, inspection of books or records, or voting as a Member on matters required by law, unless and until such Assignee is admitted as a substitute Member pursuant to the provisions of Section 9.3. The Company and the Manager shall be entitled to treat the assignor as the absolute owner of the Membership Interests in all respects, and shall incur no liability for distributions, allocations of Net Profit or Net Loss, or transmittal of reports and notices required to be given to Members that are made in good faith to the assignor until the effective date of the assignment, or, in the case of the transmittal of reports (other than the financial statements referred to above) or notices, until the Assignee is so admitted as a substitute Member. The effective date of an assignment shall be the first day of the calendar month following the month in which the Manager has received an executed instrument of assignment in compliance with this Section 9 or the first day of a later month if specified in the executed instrument of assignment. The Assignee shall be deemed an Assignee on the effective date, and shall be only entitled to distributions and allocations of Net Profit and Net Loss attributable to the period beginning on the effective date of assignment. The Company shall attribute Net Profit and Net Loss to the period before the effective date of assignment and to the period beginning on the effective date of assignment by the interim closing of the Company books method set forth in Treasury Regulation
Section 1.706-1(c)(2)(ii). Each Assignee will inherit the balance of the Capital Account, as of the effective date of assignment, of the assignor with respect to the Membership Interests assigned.

     9.3  Substitute Members.
          ------------------

     An Assignee may not become a substitute Member unless all of the following conditions are first satisfied:

     (a) a duly executed and acknowledged written instrument of assignment shall have been filed with the Company, specifying the Membership Interests being assigned and setting forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substitute Member;

     (b) the assignor and Assignee shall have executed and acknowledged any other instruments that the non-assigning Members deem necessary or desirable for substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement and the assumption by the Assignee of all obligations of the assignor under this Agreement (including, in the case of a Transfer by Insight, the obligations of Insight under Section 3.5);

     (c) the assignment to the Assignee shall have complied with the other provisions of this Section 9.

     9.4  Other Consents and Requirements.
          -------------------------------

     Any Transfer must be in compliance with all requirements imposed by any state securities administrator having jurisdiction over the Transfer and the United States Securities and Exchange Commission and must not cause the Company or any Subsidiary to be in violation of any cable television franchise, any provision of the Communications Act of 1934, as amended, or any other law subsequently enacted, or any rule, regulation, or policy of the Federal Communications Commission promulgated thereunder restricting the ownership and control of communications properties (including cable television systems, television broadcast stations, radio broadcast stations, telephone companies, and newspapers), including those relating to multiple ownership, cross-ownership and cross-interest, as those terms are commonly understood in the communications industry.

     9.5  Assignment Not In Compliance.
          ----------------------------

     Any Transfer in contravention of any of the provisions of this Section 9 (whether voluntarily, involuntarily or by operation of law) shall be void and of no effect, and shall neither bind nor be recognized by the Company.

     9.6  [RESERVED]

     9.7  Pledge and Assignment of Interest.
          ---------------------------------

     Central may pledge its Membership Interest only for the purposes of securing the Senior Debt, the Subordinated Debt, and any other obligations and liabilities arising under the Loan Documents. Insight may pledge its Membership Interest without limitation. Notwithstanding any provision of this Agreement to the contrary, any Person to which Central or Insight pledges its Membership Interest pursuant to this Section 9.7 (each, a "Secured Party") may exercise all rights and remedies incident to the pledge of such Membership Interest, which may include authority for the Secured Party (without dissolving the Company unless dissolution is required by law):

     (a) to cause the pledged Membership Interest to be assigned in whole or in part on one or more occasions to one or more Persons (which may include the Secured Party);

     (b) to cause any assignee of the pledged Membership Interest to be admitted as a Member having the interest so assigned;

     (c) to cause the holder of the pledged Membership Interest to resign as a Member once all of its Membership Interest has been assigned; and

     (d) to cause one or more amended Certificates of Formation to be filed with respect to the Company.

     9.8  Continuing Rights and Privileges.
          --------------------------------

     Central shall continue to be a Member of the Company so long as it continues to hold the Preferred A Interest or the Preferred B Interest and shall have the rights and privileges specified in this Agreement as pertaining to the Preferred A Interest or the Preferred B Interest or specified in this Agreement as rights and privileges of Central.

     SECTION 10.   DISSOLUTION AND TERMINATION OF THE COMPANY

     10.1  Events of Dissolution.
           ---------------------

     The Company shall be dissolved upon the happening of any of the following events:

     (a)  December 31, 2058;

     (b) upon the affirmative vote of holders of a majority of the outstanding Voting Interests;

     (c) upon the sale of all or substantially all of the assets of the Company in a manner permitted by this Agreement; or

     (d) subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under applicable law, causes the dissolution of a limited liability company.

     10.2  Liquidation.
           -----------

     (a) Upon dissolution of the Company for any reason, the Company shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process.

     (b) Liquidation of the assets of the Company shall be managed on behalf of the Company by the "Liquidator," which shall be Insight or a liquidating trustee selected by Insight. The Liquidator shall be responsible for soliciting offers to purchase the entirety of the Company's assets (including equity interests in other Persons) or portions or clusters of assets of the Company.

     (c) The Liquidator shall cause a full accounting of the assets and liabilities of the Company to be taken and a statement thereof to be furnished to each Member and each Principal within thirty days after the distribution of all of the assets of the Company.

     (d) The property and assets of the Company and the proceeds from the liquidation thereof shall be applied in the following order of priority:

          (i) first, to payment of the debts and liabilities of the Company, in the order of priority provided by law (including any loans by any Member to the Company) and payment of the expenses of liquidation;

          (ii) second, to setting up of such reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Liquidator into a Company account or a liquidating trust account established for such purpose, to be held in such account for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such holdback period as the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

          (iii) finally, remaining proceeds shall be distributed to the Members or paid to the Manager as follows:

          (A) First, if the Preferred A Interest is then outstanding, to the holder of the Preferred A Interest in an amount equal to the sum of (x) the amount of any distributions that were required to be made pursuant to Section 4.1(a)(i) but were not made (including any increase to such amount pursuant to Section 4.1(b)(i)), plus (y) a pro rata portion of the Guaranteed Payment Amount, based on the ratio of the number of days between the immediately preceding Guaranteed Payment Date and the date on which the distribution is made pursuant to this Section 10.2(d)(iii)(A) to the number of days between the immediately preceding Guaranteed Payment Date and the next following Guaranteed Payment Date, computed on the basis of a 360-day year of twelve 30-day months;

          (B) Second, if the Preferred A Interest is then outstanding, to the holder of the Preferred A Interest in an amount equal to the sum of (x) the Preferred A Capital Amount, plus (y) the amount of any distributions that were required to be made pursuant to Section 4.1(a)(ii) but were not made (including any increase to such amount pursuant to Section 4.1(b)(ii)), plus (z) the amount by which the Preferred A Preference Amount exceeds the amount described in clause (y) of Section 10.2(d)(iii)(A);

          (C) Third, if the Preferred B Interest is then outstanding, to the holder of the Preferred B Interest in an amount equal to the sum of (x) the Preferred B Capital Amount, plus (y) the amount of any distributions that were required to be made pursuant to Section 4.1(a)(iii) but were not made (including any increase to such amount pursuant to Section 4.1(b)(iii)), plus (z) the Preferred B Preference Amount;

          (D) Fourth, to the Manager in an amount equal to the sum of (x) the amount of any distributions that were required to be made pursuant to Section
6.5 but were not made (including any increase to such amount pursuant to Section 6.5), plus (y) the Management Return;

          (E) Thereafter, pro rata to the Members in proportion to their remaining positive Capital Account balances, after reducing the Members' Capital Account balances to take into account distributions pursuant to the foregoing paragraphs of this Section 10.2(d)(iii).

The distributions pursuant to this Section 10.2(d)(iii) shall, to the extent possible, be made prior to the later of the end of the Fiscal Year in which the dissolution occurs or the ninetieth day after the date of dissolution, or such other time period which may be permitted under Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

     10.3  Distribution in Kind.
           --------------------

     The Company shall not distribute any non-cash asset to any Member without the consent of each Member, except that, upon liquidation of the Company, the Company may distribute identical assets (such as shares of stock or other securities) to the Members pro rata pursuant to Section 10.2(d)(iii)(E). The amount distributed and charged to the Capital Account of each Member receiving any non-cash asset shall be the fair market value of such asset, as agreed to by the Members (net of any liability secured by such asset that such Member assumes or takes subject to).

Gain or loss on the disposition of any asset distributed in kind to one or more Members shall be determined as if such asset were sold for its fair market value, as agreed to by the Members, and such gain or loss shall then be allocated pursuant to Section 5.

     10.4  No Action for Dissolution.
           -------------------------

     The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 10.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Membership Interests of both Members. Accordingly, except where liquidation and dissolution are required by Section 10.1, each Member hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Company or to seek partition of any assets of the Company.

     10.5  No Further Claim.
           ----------------

     Upon dissolution, each Member shall look solely to the assets of the Company for the return of its investment, and if the property of the Company remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate capital contributions of a Member, no Member shall have any recourse against the other Members.

                         SECTION 11.   INDEMNIFICATION

     11.1  General.
           -------

     The Company shall indemnify, defend, and hold harmless each Member and its members, partners, officers, directors, shareholders, employees, and agents, the employees, officers, and agents of the Company, the Principals and the Manager (all indemnified persons being referred to as "Indemnified Persons" for purposes of this Section 11.1), from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company (including, in the case of Insight, any such act in connection with the management of the Shareholders pursuant to the management agreements between the Shareholders and Insight, or arising by reason of Insight's status as manager of the Shareholders), including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage; provided, however, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 11.1 shall not be available if the action or inaction constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), willful misconduct, or a breach of this Agreement by the Indemnified Person; and provided, further, however, that indemnification under this Section 11.1 shall be recoverable only from the assets of the Company and not from any assets of the

Members. The Company may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Company's affairs.

     11.2  Exculpation.
           -----------

     No Indemnified Person shall be liable, in damages or otherwise, to the Company or to any Member for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement unless the conduct of the Indemnified Person constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), willful misconduct, or a breach of this Agreement by such Indemnified Person.

     11.3  Persons Entitled to Indemnity.
           -----------------------------

     Any Person who is within the definition of "Indemnified Person" at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of Section 11.1 as an "Indemnified Person" with respect thereto, regardless of whether such Person continues to be within the definition of "Indemnified Person" at the time of his or its claim for indemnification or exculpation hereunder.

             SECTION 12.   BOOKS, RECORDS, ACCOUNTING, AND REPORTS

     12.1  Books and Records.
           -----------------

     The Company shall maintain at its principal office all of the following:

     (a) A current list of the full name and last known business or residence address of each Member together with the Capital Contributions and Membership Interest of each Member;

     (b) A copy of the Certificate of Formation, this Agreement, and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

     (c) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

     (d) The audited financial statements of the Company for the six most recent Fiscal Years; and

     (e) The Company's books and records for at least the current and past three Fiscal Years.

     12.2  Delivery to Member and Inspection.
           ---------------------------------

     (a) Upon the request of a Member or a Principal, the Company shall promptly deliver to the requesting Member or Principal, at the expense of the Company, a copy of the information required to be maintained by Section 12.1 except for
Section 12.1(e).

     (b) Each Member and each Principal, or its duly authorized representative, has the right, upon reasonable request, to inspect and copy during normal business hours any of the Company records.

     12.3  Annual Statements.
           -----------------

     (a) The Company shall cause to be prepared for each Member and each Principal at least annually, at Company expense, audited financial statements of the Company and a consolidated audited financial statement for the Company and the Subsidiaries in accordance with generally accepted accounting principles, along with supplemental information for the Company and each Subsidiary, and accompanied by a report thereon containing the opinion of Ernst & Young LLP or other nationally recognized accounting firm chosen by the Manager. The financial statements will include a balance sheet, statement of income or loss, statement of cash flows, and statement of Members' equity. The supplemental information will consist of a consolidating balance sheet and a consolidating statement of operations and Members' equity for the preceding Fiscal Year. The Company shall distribute the financial statements or portions thereof to each Member as follows:

          (i) the Company shall distribute to each Member and each Principal a statement setting forth the net income or loss of the Company for each Fiscal Year within forty-five days after the close of such Fiscal Year;

          (ii) the Company shall distribute to each Member and each Principal the balance sheet, statement of income or loss, statement of cash flows, and statement of Members' equity to be included in the financial statements for each Fiscal Year within forty-five days after the close of such Fiscal Year;

          (iii) the Company shall distribute to each Member and each Principal the complete audited financial statements for each Fiscal Year as soon as practicable after the close of such Fiscal Year and, in any event, by March 15 of the year following the close of such Fiscal Year.

     (b) The Company shall have prepared at least annually, at Company expense, Company information necessary for the preparation of each Member's federal and state income tax returns. The Company shall send the information described in this paragraph to each Member and each Principal within ninety days after the end of each Fiscal Year and shall use commercially reasonable efforts to send such information to each Member and each Principal within seventy-five days after the end of each Fiscal Year.

     (c) The Company shall also cause to be distributed to each Member and each Principal, within ten days after delivery to the Company, any audited financial statements that are prepared with respect to any Subsidiary the financial statements of which are not consolidated with the financial statements of the Company.

     (d) The Company, shall distribute to each Member and each Principal, promptly after they become available, copies of the Company's federal, state, and local income tax or information returns for each taxable year.

     12.4  Quarterly Financial Statements.
           ------------------------------

     At the close of each of the first three quarters of any Fiscal Year, the Company shall cause to be distributed to each Member and each Principal a quarterly report covering each calendar quarter of the operations of the Company and the Subsidiaries, consisting of unaudited financial statements (comprising a balance sheet, a statement of income or loss, and a statement of cash flows), and a statement of other pertinent information regarding the Company and the Subsidiaries and their activities. The Company shall cause copies of the statements and other pertinent information (including selected financial data of the Company that complies with the requirements of APB Opinion No. 18 and Rule 4-08(g) of Regulation S-X under the Securities Act and any other applicable rules pursuant to Regulation S-X under the Securities Act) to be distributed to each Member and each Principal within thirty days after the close of the calendar quarter to which the statements relate. The Company shall distribute to each Member and each Principal a statement setting forth the net income or loss of the Company for each calendar quarter within thirty days after the close of such calendar quarter. The Company shall also cause to be distributed to each Member and each Principal, within ten days after delivery to the Company, any quarterly report that is prepared with respect to any Subsidiary the operating results of which are not included in the quarterly report of the Company.

     12.5  Monthly Statements.
           ------------------

     The Company shall cause to be distributed to each Member and each Principal a monthly report covering each calendar month of the operations of the Company and each Subsidiary, consisting of unaudited statements of income and loss for the Company and each Subsidiary. The Company shall cause copies of the statements to be distributed to each Member and each Principal within thirty days after the close of the calendar month covered by such report. The Company shall also cause to be distributed to each Member and each Principal, within ten days after delivery to the Company, any monthly report that is prepared with respect to any Subsidiary the operating results of which are not included in the monthly report of the Company.

     12.6  Other Information.
           -----------------

     The Company shall provide to each Member and each Principal any other information and reports relating to any cable television systems or other businesses owned by, and the financial condition of, the Company, each Subsidiary, and any other Person in which the Company owns, directly or indirectly, an equity interest, that such Member or Principal may reasonably request, including, in the case of Central, any information that Central is required to distribute to holders of the Senior Debt or the Subordinated Debt. The Company shall distribute to each Member and each Principal, promptly after the receipt thereof by the Company, any financial or other information with respect to any Person in which the Company owns, directly or indirectly, an equity interest, but which is not a Subsidiary.

     12.7  Tax Matters.
           -----------

     To the extent permitted by law, the Company shall be treated as a partnership for federal and state income tax and franchise tax purposes. This
Section 12.7 shall not prohibit any Member or any Affiliate of any Member from taking any action that is not prohibited by Section 2.13.

     12.8  Other Filings.
           -------------

     The Company, at Company expense, shall also prepare and timely file, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Upon written request, the Manager shall provide each Member and each Principal with a copy of any of such reports, without expense to the requesting Member or Principal.

     12.9  Non-Disclosure.
           --------------

     Any Member or Principal to which non-public information is furnished pursuant to this Agreement agrees to keep such information confidential and not to disclose such information, in any manner whatsoever, in whole or in part, and to use the degree of care that it uses with respect to its own confidential information to prevent disclosure of such information by its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that:

     (a) each Member and Principal shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Member or Principal's investment in the Company,

     (b) each Member and Principal shall be permitted to disclose such information to its Affiliates,

     (c) Central shall be permitted to disclose such information to its lenders and to the other Borrowers, and each Borrower shall be permitted to disclose such information to its lenders;

     (d) the Principals may use such information, as appropriate, in the preparation of their personal financial statements and other similar documents, which may then be disclosed by the Principals as they deem appropriate;

     (e) each Member shall be permitted to disclose information to the extent required by law, including federal or state securities laws or regulations, or by the rules and regulations of any stock exchange or association on which securities of such Member or any of its Affiliates are traded, so long as such Member shall have first afforded the Company with a reasonable opportunity to contest the necessity of disclosing such information,

     (f) each Member and Principal shall be permitted to disclose information to the extent necessary for the enforcement of any right or the performance of any obligation of such Member and Principal (including obligations of a Member in its capacity as Manager) arising under this Agreement,

     (g) each Member and Principal shall be permitted to disclose information that is or becomes generally available to the public other than as a result of a disclosure by such Member or Principal, its agents, representatives, or employees, and

     (h) each Member and Principal shall be permitted to disclose information that becomes available to such Member or Principal on a nonconfidential basis from a source (other than the Company, a Member, or their respective agents, representatives, and employees) that such Member or Principal believes is not prohibited from disclosing such information to such Member or Principal by a legal, contractual, or fiduciary obligation to the Company or any Member.

                      SECTION 13.   AMENDMENTS AND WAIVERS

     13.1  Amendments to Operating Agreement.
           ---------------------------------

     (a) This Agreement may only be modified or amended with the consent of all the holders of the Common Interests, except that any amendment which would alter or change the powers, preferences, rights or obligations of Central or the Principals with respect to their interests in the Company so as to affect them adversely shall require the consent of all the Members and the Principals at any time that any Preferred A Interest or Preferred B Interest is outstanding and the Principals own, directly or indirectly, any interest in Central or the Shareholders.

     (b) The Company shall prepare and file any amendment to the Certificate of Formation that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

     13.2  Waivers.
           -------

     The observance or performance of any term or provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the party entitled to the benefits of such term or provision, but no provision of this Agreement may be waived except by a written instrument specifically waiving such provision and executed by the party to be charged with such waiver, and no provision of this Agreement may be waived by Central without the prior written consent of the Principals in a written instrument specifically consenting to such waiver. No delay on the part of any Member in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Member of any right, power, or privilege under this Agreement operate as a waiver of any other right, power, or privilege under this Agreement, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement.

                       SECTION 14.   STATUS OF PRINCIPALS

     14.1  Principals Not Members.
           ----------------------

     The Principals are not members of the Company for purposes of the Act and shall have none of the rights of a member of a limited liability company under the Act, except to the extent that the Principals are afforded such rights under the express provisions of this Agreement.

     14.2  Provisions for the Benefit of Principals.
           ----------------------------------------

     The parties acknowledge that the Principals have a significant economic interest in the Company through their ownership of the Shareholders and are relying on the provisions of this Agreement to protect and preserve such interest. Accordingly, each provision of this Agreement is intended to be for the benefit of, and shall be enforceable by, the Principals.

     14.3  Assignment or Rights.
           --------------------

     None of the rights of any Principal under this Agreement may be assigned or otherwise transferred except, following the death of a Principal, pursuant to the laws of descent and distribution.

     14.4  Termination of Rights and Obligations.
           -------------------------------------

     Notwithstanding any provision of this Agreement to the contrary, all rights and obligations of the Principals under this Agreement, except for those arising under Section 12.9, shall terminate at such time as the Principals cease to own, directly or indirectly, any interest in the Company.

     14.5  Actions by Principals.
           ---------------------

     Any action to be taken by the Principals under this Agreement (including exercising any right, granting any consent or approval, making any election, or giving any notice) shall be taken by all of the Principals collectively, with the decision to take or to refrain from taking any such action being made by the Principals in such manner as they may agree upon among themselves. The Principals shall from time to time jointly designate one or more agents to execute on their behalf any instrument necessary to evidence any action taken collectively by the Principals under this Agreement. The Company and each Member shall be entitled to rely upon any instrument delivered to it under this Agreement and purporting to be (a) the joint designation by the Principals of any such agent or (b) an instrument executed by such agent to evidence any action taken collectively by the

Principals under this Agreement, and may assume that any Person signing such instrument has been duly authorized to do so.

     14.6  Limited Recourse.
           ----------------

     Each party agrees that no Principal shall have any personal liability whatsoever under this Agreement, and any damages suffered by any party as a result of any failure of a Principal to perform his obligations under this Agreement, to the extent such party would be entitled to remedy therefor but for this Section 14.6, shall be satisfied, if at all, from the assets of Central.

                          SECTION 15.   MISCELLANEOUS

     15.1  Captions.
           --------

     All article, section, or paragraph captions contained in this Agreement are for convenience only and shall not be deemed part of this Agreement.

     15.2  Pronouns; Singular and Plural Form.
           ----------------------------------

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter as the identity of the Person or Persons referred to may require, and all words shall include the singular or plural as the context or the identity of Persons may require. The words "include," "includes," and "including" are not limiting.

     15.3  Further Action.
           --------------

     Each Member agrees to execute, with acknowledgment or affidavit, if required, any documents and writings in furtherance of this Agreement, including
(a) amendments of this Agreement adopted pursuant to this Agreement, (b) any amendments, certificates, and other documents that the Company deems necessary or appropriate to qualify or continue the Company as a limited liability company in all jurisdictions in which the Company conducts or plans to conduct business or owns or plans to own property, and (c) all agreements, certificates, tax statements, tax returns, and other documents that may be required of the Company or its Members under applicable law.

     15.4  Entire Agreement.
           ----------------

     This Agreement contains the entire understanding among the parties and supersedes any prior understandings and agreements among them regarding the subject matter of this Agreement.

     15.5  Agreement Binding.
           -----------------

     This Agreement shall be binding upon the successors and assigns of the parties.

     15.6  Equitable Remedies.
           ------------------

     The rights and remedies of the parties under this Agreement are not mutually exclusive. Each of the parties confirms that damages at law may not always be an adequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision of this Agreement, the respective rights and obligations under this Agreement shall be enforceable by specific performance, injunction, or other equitable remedy.

     15.7  Notices.
           -------

     All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested, or if sent by Federal Express or similar courier service, with all charges prepaid, in each case addressed to the Member or Principal at the address set forth on Schedule I or at the last address furnished by the Member or Principal to the other parties by notice pursuant to this Section 15.7. Nothing in this Section 15.7 shall preclude the delivery of notices by appropriate means other than those described above, including telex or facsimile.

     15.8  Severability.
           ------------

     If any provision or part of any provision of this Agreement shall be invalid or unenforceable in any respect, such provision or part of any provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provision of this Agreement.

     15.9  Counterparts.
           ------------

     This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     15.10  Governing Law.
            -------------

     This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

     15.11  No Third-Party Beneficiaries.
            ----------------------------

     This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person that is not a party to this Agreement, including any creditor of the Company or of any of the Members or Principals.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

                              MEMBERS:

                              COAXIAL COMMUNICATIONS OF CENTRAL
                              OHIO, INC.



                              By:_________________________
                              Name:
                              Title:

                              INSIGHT HOLDINGS OF OHIO, LLC
                              By:  Insight Communications Company, L.P.,
                                   its member
                              By: Insight Communications Company, Inc.,
                                  its general partner



                                  By:_________________________
                                  Name:
                                  Title:

                              PRINCIPALS:


                              --------------------------------
                              Barry Silverstein


                              --------------------------------
                              Dennis McGillicuddy


                              --------------------------------
                              D. Stevens McVoy

                              MANAGER:
                              INSIGHT COMMUNICATIONS COMPANY, L.P.

                              By: Insight Communications Company, Inc.,
                                  its general partner


                                  By:_________________________
                                  Name:
                                  Title:

                                   SCHEDULE I
                                       TO
                               OPERATING AGREEMENT

                            ADDRESSES OF THE PARTIES

              Insight Holdings of Ohio, LLC
              c/o Insight Communications, Inc.
              810 Seventh Avenue
              New York, New York  10019

              Coaxial Communications of Central Ohio, Inc.
              c/o Coaxial Communications
              5111 Ocean Boulevard, Suite C
              Sarasota, Florida  34242

              Barry Silverstein
              c/o Coaxial Communications
              5111 Ocean Boulevard, Suite C
              Sarasota, Florida  34242

              Dennis McGillicuddy
              c/o Coaxial Communications
              5111 Ocean Boulevard, Suite C
              Sarasota, Florida  34242

              D. Stevens McVoy
              c/o Coaxial Communications
              5111 Ocean Boulevard, Suite C
              Sarasota, Florida  34242

                                   SCHEDULE II
                                       TO
                               OPERATING AGREEMENT

                                   [RESERVED]

                                  SCHEDULE III
                                       TO
                               OPERATING AGREEMENT

                      TERMS RELATING TO PREFERRED INTERESTS

     "Guaranteed Payment Amount" means $2,991,791.38.

     "Guaranteed Payment Date" means each February 15 and August 15 of each year.

     "Management Return Payment Date" means each February 15 and August 15 of each year.

     "Preferred A Distribution Date" means each February 15 and August 15 of each year.

     "Preferred A Rate" means ten percent per year; provided, however, that the Preferred A Rate shall be increased by the amount of any increase in the interest rate payable with respect to the Senior Notes pursuant to Section 4 of the Senior Notes Registration Rights Agreement, dated as of August 21, 1998.

     "Preferred B Distribution Date" means each February 15 and August 15 of each year.

     "Preferred B PIK Termination Date" means August 15, 2003.

     "Preferred B Rate" means twelve and seven-eighths percent per year; provided, however, that the Preferred B Rate shall be increased by the amount of any increase in the interest rate payable with respect to the Discount Notes pursuant to Section 4 of the Discount Notes Registration Rights Agreement, dated as of August 21, 1998.

                                      -50-